EXHIBIT 99.1

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PRESS RELEASE                                          DMC
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 Contacts:

  James Mitchell - Chairman and
                   Chief Executive Officer - (858) 450-0055

  James Graves  -  Vice Chairman and
                   Chief Operating Officer - (617) 451-0100


       Detwiler, Mitchell & Co. Considering Deregistration


     BOSTON, MA (June 4, 2003) - Detwiler, Mitchell & Co.
(NASDAQ: DMCO; PCX: DEM) announced that its Board of Directors is considering whether the Company should deregister its Common
Stock with the SEC and withdraw from listing on the NASDAQ Small-
Cap market and the Pacific Stock Exchange.

     The possibility of deregistering is a result of the dramatically rising costs of remaining an SEC reporting company coupled with the limited benefit of a very illiquid, volatile market for our stock. Furthermore, as noted in our most recent Form 10-Q, the stockholders' equity of the Company has fallen below the minimum requirement of $2.5 million for listing by NASDAQ, although at this time we have received no notice of delisting.

     If the Board of Directors decides that deregistering is in the best interests of the stockholders, the Company will continue to make financial statements available to stockholders and will seek to have its stock quoted on the Pink Sheets Electronic Quotation Service.

                         * * * * *

     Detwiler, Mitchell & Co. is the holding company for its three principal operating subsidiaries: Fechtor, Detwiler & Co., Inc., a channel research, institutional sales and private client group headquartered in Boston, MA; James Mitchell & Co., a financial services company headquartered in San Diego, CA and Detwiler, Mitchell & Co. (UK) Limited, an institutional sales firm headquartered in London, England.

     Cautionary Statement Regarding Forward-Looking Statements:
Certain statements in this news release may contain forward-looking statements within the meaning of the Federal securities laws. Such statements should be considered in light of the risks and uncertainties associated with Detwiler, Mitchell & Co. and its operating subsidiaries, including those economic and market risks contained in the Company's Annual and Quarterly Reports on Form 10-K and 10-Q, and other risks prevailing from time to time; all of which are subject to material changes and may cause actual results to vary materially from what had been anticipated.

                           [DMC LOGO]
                    DETWILER, MITCHELL & CO.
                 225 Franklin Street, 20th Floor
                        Boston, MA 02110
                         (617) 451-0100